Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
FOURTH QUARTER 2017
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
FOURTH QUARTER 2017
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 12, 2018. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally, as well as other products and services in PNC's primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2017	2017	2017	2017	2016	2017	2016
Interest Income
Loans	$2,154	$2,140	$2,040	$1,904	$1,886	$8,238	$7,414
Investment securities	509	501	495	493	457	1,998	1,826
Other	162	154	139	123	110	578	412
Total interest income	2,825	2,795	2,674	2,520	2,453	10,814	9,652
Interest Expense
Deposits	190	170	143	120	114	623	430
Borrowed funds	290	280	273	240	209	1,083	831
Total interest expense	480	450	416	360	323	1,706	1,261
Net interest income	2,345	2,345	2,258	2,160	2,130	9,108	8,391
Noninterest Income
Asset management	720	421	398	403	399	1,942	1,521
Consumer services	366	357	360	332	349	1,415	1,388
Corporate services	423	371	434	393	387	1,621	1,504
Residential mortgage	29	104	104	113	142	350	567
Service charges on deposits	183	181	170	161	172	695	667
Other (a)	194	346	336	322	295	1,198	1,124
Total noninterest income	1,915	1,780	1,802	1,724	1,744	7,221	6,771
Total revenue	4,260	4,125	4,060	3,884	3,874	16,329	15,162
Provision For Credit Losses	125	130	98	88	67	441	433
Noninterest Expense
Personnel	1,438	1,274	1,263	1,249	1,231	5,224	4,841
Occupancy	240	204	202	222	210	868	861
Equipment	274	259	281	251	254	1,065	974
Marketing	60	62	67	55	60	244	247
Other	1,049	657	666	625	686	2,997	2,553
Total noninterest expense	3,061	2,456	2,479	2,402	2,441	10,398	9,476
Income before income taxes (benefit) and noncontrolling interests	1,074	1,539	1,483	1,394	1,366	5,490	5,253
Income taxes (benefit)	(1,017)	413	386	320	319	102	1,268
Net income	2,091	1,126	1,097	1,074	1,047	5,388	3,985
Less: Net income attributable to noncontrolling interests	11	12	10	17	22	50	82
Preferred stock dividends (b)	55	63	55	63	42	236	209
Preferred stock discount accretion and redemptions	2	1	2	21	1	26	6
Net income attributable to common shareholders	$2,023	$1,050	$1,030	$973	$982	$5,076	$3,688
Earnings Per Common Share
Basic	$4.23	$2.18	$2.12	$1.99	$2.01	$10.49	$7.42
Diluted	$4.18	$2.16	$2.10	$1.96	$1.97	$10.36	$7.30
Average Common Shares Outstanding
Basic	476	479	484	487	487	481	494
Diluted	480	483	488	492	494	486	500
Efficiency	72%	60%	61%	62%	63%	64%	62%
Noninterest income to total revenue	45%	43%	44%	44%	45%	44%	45%
Effective tax rate (c)	(94.7)%	26.8%	26.0%	23.0%	23.4%	1.9%	24.1%

(a)
Includes net gains (losses) on sales of securities of $(3) million, $(1) million, $13 million, $(2) million, and $(4) million for the quarters ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively, and $7 million and $16 million for the years ended December 31, 2017 and December 31, 2016, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)
The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The fourth quarter and full year 2017 results benefited from the new federal tax legislation. Certain tax legislation amounts are considered reasonable estimates as of December 31, 2017. As a result, the amounts could be adjusted during the measurement period, which will end in December 2018.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions, except par value	2017	2017	2017	2017	2016
Assets
Cash and due from banks	$5,249	$4,736	$5,039	$5,003	$4,879
Interest-earning deposits with banks (a)	28,595	24,713	22,482	27,877	25,711
Loans held for sale (b)	2,655	1,764	2,030	1,414	2,504
Investment securities – available for sale	57,618	57,254	58,878	59,339	60,104
Investment securities – held to maturity	18,513	17,740	17,553	17,093	15,843
Loans (b)	220,458	221,109	218,034	212,826	210,833
Allowance for loan and lease losses	(2,611)	(2,605)	(2,561)	(2,561)	(2,589)
Net loans	217,847	218,504	215,473	210,265	208,244
Equity investments (c)	11,392	11,009	10,819	10,900	10,728
Mortgage servicing rights	1,832	1,854	1,867	1,867	1,758
Goodwill	9,173	9,163	9,163	9,103	9,103
Other (b)	27,894	28,454	28,886	28,083	27,506
Total assets	$380,768	$375,191	$372,190	$370,944	$366,380
Liabilities
Deposits
Noninterest-bearing	$79,864	$79,967	$79,550	$79,246	$80,230
Interest-bearing	185,189	180,768	179,626	181,464	176,934
Total deposits	265,053	260,735	259,176	260,710	257,164
Borrowed funds
Federal Home Loan Bank borrowings	21,037	20,538	19,039	19,549	17,549
Bank notes and senior debt	28,062	26,467	26,054	23,745	22,972
Subordinated debt	5,200	5,601	6,111	6,889	8,009
Other (b)	4,789	4,958	5,202	4,879	4,176
Total borrowed funds	59,088	57,564	56,406	55,062	52,706
Allowance for unfunded loan commitments and letters of credit	297	293	304	305	301
Accrued expenses and other liabilities	8,745	10,147	10,119	8,964	9,355
Total liabilities	333,183	328,739	326,005	325,041	319,526
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,710	2,710	2,710	2,709	2,709
Capital surplus	16,374	16,343	16,326	16,275	16,651
Retained earnings	35,481	33,819	33,133	32,372	31,670
Accumulated other comprehensive income (loss)	(148)	(22)	(98)	(279)	(265)
Common stock held in treasury at cost: 69, 66, 62, 57 and 57 shares	(6,904)	(6,462)	(5,987)	(5,323)	(5,066)
Total shareholders’ equity	47,513	46,388	46,084	45,754	45,699
Noncontrolling interests	72	64	101	149	1,155
Total equity	47,585	46,452	46,185	45,903	46,854
Total liabilities and equity	$380,768	$375,191	$372,190	$370,944	$366,380

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $28.3 billion, $24.3 billion, $22.1 billion, $27.5 billion and $25.1 billion as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2017 Form 10-Q included, and our 2017 Form 10-K will include, additional information regarding these items.

(c)	Amounts include our equity interest in BlackRock.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Twelve months ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2017	2017	2017	2017	2016	2017	2016
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,338	$25,493	$25,862	$26,385	$26,374	$25,766	$25,442
Non-agency	2,577	2,758	2,947	3,127	3,303	2,851	3,613
Commercial mortgage-backed	4,542	4,838	5,493	5,919	6,283	5,193	6,369
Asset-backed	5,330	5,546	5,863	5,992	5,977	5,681	5,741
U.S. Treasury and government agencies	13,646	13,081	12,881	13,101	12,805	13,178	10,590
Other	4,940	5,011	5,093	5,293	5,237	5,083	5,064
Total securities available for sale	56,373	56,727	58,139	59,817	59,979	57,752	56,819
Securities held to maturity
Residential mortgage-backed	13,976	13,549	12,790	11,852	11,465	13,049	10,529
Commercial mortgage-backed	963	1,211	1,393	1,458	1,532	1,255	1,693
Asset-backed	220	358	490	556	585	405	677
U.S. Treasury and government agencies	739	561	533	529	444	591	308
Other	1,974	2,000	2,007	2,041	2,030	2,005	2,020
Total securities held to maturity	17,872	17,679	17,213	16,436	16,056	17,305	15,227
Total investment securities	74,245	74,406	75,352	76,253	76,035	75,057	72,046
Loans
Commercial	111,365	109,503	106,944	103,084	101,880	107,752	100,319
Commercial real estate	29,432	29,676	29,655	29,178	29,247	29,487	28,729
Equipment lease financing	7,670	7,704	7,602	7,497	7,398	7,618	7,463
Consumer	55,814	56,062	56,342	56,843	57,164	56,262	57,499
Residential real estate	16,840	16,273	15,830	15,651	15,193	16,152	14,807
Total loans	221,121	219,218	216,373	212,253	210,882	217,271	208,817
Interest-earning deposits with banks (b)	25,567	23,859	22,543	24,192	25,245	24,043	26,328
Other interest-earning assets	8,759	9,024	9,748	8,395	7,983	8,983	7,843
Total interest-earning assets	329,692	326,507	324,016	321,093	320,145	325,354	315,034
Noninterest-earning assets	47,136	46,890	46,286	45,323	46,041	46,415	46,226
Total assets	$376,828	$373,397	$370,302	$366,416	$366,186	$371,769	$361,260
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$60,954	$62,325	$62,157	$63,921	$67,271	$62,331	$71,530
Demand	57,128	56,743	57,513	56,797	55,223	57,045	52,701
Savings	45,817	43,869	42,128	39,095	35,224	42,749	29,643
Time deposits	17,438	17,571	17,214	17,058	18,409	17,322	18,890
Total interest-bearing deposits	181,337	180,508	179,012	176,871	176,127	179,447	172,764
Borrowed funds
Federal Home Loan Bank borrowings	19,565	19,190	20,405	20,416	17,465	19,890	18,385
Bank notes and senior debt	27,778	26,602	24,817	22,992	21,653	25,564	21,906
Subordinated debt	5,433	5,970	6,607	7,102	8,287	6,273	8,324
Other	5,261	5,254	5,695	4,432	4,127	5,162	4,324
Total borrowed funds	58,037	57,016	57,524	54,942	51,532	56,889	52,939
Total interest-bearing liabilities	239,374	237,524	236,536	231,813	227,659	236,336	225,703
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	80,152	78,931	77,375	78,050	80,925	78,634	78,085
Accrued expenses and other liabilities	10,801	10,749	10,432	10,081	10,828	10,518	11,083
Equity	46,501	46,193	45,959	46,472	46,774	46,281	46,389
Total liabilities and equity	$376,828	$373,397	$370,302	$366,416	$366,186	$371,769	$361,260

(a)	Calculated using average daily balances.

(b)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $25.3 billion, $23.4 billion, $22.1 billion, $23.7 billion and $24.7 billion for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively, and $23.6 billion and $25.8 billion for the twelve months ended December 31, 2017 and December 31, 2016, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)
	Three months ended					Twelve months ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2017	2017	2017	2017	2016	2017	2016
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.58%	2.61%	2.51%	2.57%	2.30%	2.57%	2.43%
Non-agency	4.29%	5.91%	5.58%	5.59%	5.18%	5.37%	4.84%
Commercial mortgage-backed	4.68%	2.71%	2.56%	2.35%	2.25%	3.00%	2.62%
Asset-backed	2.82%	2.53%	2.48%	2.50%	2.39%	2.59%	2.30%
U.S. Treasury and government agencies	1.79%	1.83%	1.78%	1.66%	1.41%	1.78%	1.46%
Other	3.32%	3.08%	3.08%	2.93%	2.97%	3.11%	3.00%
Total securities available for sale	2.73%	2.63%	2.56%	2.53%	2.33%	2.62%	2.46%
Securities held to maturity
Residential mortgage-backed	2.74%	2.81%	2.82%	2.79%	2.52%	2.79%	2.75%
Commercial mortgage-backed	4.11%	4.42%	4.30%	3.50%	4.12%	4.06%	3.66%
Asset-backed	2.66%	2.53%	2.35%	2.21%	2.29%	2.47%	2.07%
U.S. Treasury and government agencies	2.85%	3.07%	3.10%	3.07%	3.25%	3.05%	3.57%
Other	5.28%	5.30%	5.28%	5.34%	5.35%	5.24%	5.64%
Total securities held to maturity	3.10%	3.20%	3.22%	3.16%	3.04%	3.17%	3.22%
Total investment securities	2.82%	2.77%	2.71%	2.67%	2.48%	2.74%	2.62%
Loans
Commercial	3.59%	3.54%	3.45%	3.24%	3.11%	3.51%	3.13%
Commercial real estate	3.68%	3.65%	3.48%	3.27%	3.30%	3.57%	3.36%
Equipment lease financing	2.33%	3.71%	3.65%	3.34%	3.33%	3.26%	3.56%
Consumer	4.72%	4.67%	4.52%	4.47%	4.35%	4.59%	4.31%
Residential real estate	4.41%	4.45%	4.55%	4.55%	4.64%	4.49%	4.70%
Total loans	3.91%	3.92%	3.82%	3.67%	3.59%	3.86%	3.61%
Interest-earning deposits with banks	1.33%	1.26%	1.04%	.81%	.56%	1.11%	.52%
Other interest-earning assets	3.55%	3.47%	3.38%	3.54%	3.80%	3.48%	3.56%
Total yield on interest-earning assets	3.45%	3.45%	3.35%	3.22%	3.09%	3.39%	3.13%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.45%	.41%	.30%	.23%	.21%	.35%	.20%
Demand	.17%	.14%	.12%	.10%	.08%	.13%	.08%
Savings	.51%	.45%	.45%	.42%	.42%	.46%	.40%
Time deposits	.85%	.79%	.73%	.69%	.66%	.77%	.66%
Total interest-bearing deposits	.42%	.37%	.32%	.28%	.26%	.35%	.25%
Borrowed funds
Federal Home Loan Bank borrowings	1.48%	1.37%	1.23%	1.09%	1.01%	1.31%	.84%
Bank notes and senior debt	2.04%	2.05%	2.00%	1.85%	1.55%	2.02%	1.61%
Subordinated debt	3.49%	3.48%	3.66%	3.49%	3.05%	3.54%	3.17%
Other	1.74%	1.60%	1.67%	1.36%	1.41%	1.61%	1.39%
Total borrowed funds	1.96%	1.93%	1.89%	1.74%	1.60%	1.90%	1.57%
Total rate on interest-bearing liabilities	.79%	.75%	.70%	.62%	.56%	.72%	.56%
Interest rate spread	2.66%	2.70%	2.65%	2.60%	2.53%	2.67%	2.57%
Impact of noninterest-bearing sources (b)	.22	.21	.19	.17	.16	.20	.16
Net interest margin	2.88%	2.91%	2.84%	2.77%	2.69%	2.87%	2.73%

(a)
Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, were $54 million, $55 million, $54 million, $52 million and $50 million, respectively. The taxable-equivalent adjustments to net interest income for the twelve months ended December 31, 2017 and December 31, 2016 were $215 million and $195 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Twelve months ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2017	2017	2017	2017	2016	2017	2016
Basic
Net income	$2,091	$1,126	$1,097	$1,074	$1,047	$5,388	$3,985
Less:
Net income (loss) attributable to noncontrolling interests	11	12	10	17	22	50	82
Preferred stock dividends (a)	55	63	55	63	42	236	209
Preferred stock discount accretion and redemptions	2	1	2	21	1	26	6
Net income attributable to common shareholders	2,023	1,050	1,030	973	982	5,076	3,688
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	8	5	4	6	7	23	26
Net income attributable to basic common shares	$2,015	$1,045	$1,026	$967	$975	$5,053	$3,662
Basic weighted-average common shares outstanding	476	479	484	487	487	481	494
Basic earnings per common share	$4.23	$2.18	$2.12	$1.99	$2.01	$10.49	$7.42
Diluted
Net income attributable to basic common shares	$2,015	$1,045	$1,026	$967	$975	$5,053	$3,662
Less: Impact of BlackRock earnings per share dilution	8	3	1	4	2	16	12
Net income attributable to diluted common shares	$2,007	$1,042	$1,025	$963	$973	$5,037	$3,650
Basic weighted-average common shares outstanding	476	479	484	487	487	481	494
Dilutive potential common shares	4	4	4	5	7	5	6
Diluted weighted-average common shares outstanding	480	483	488	492	494	486	500
Diluted earnings per common share	$4.18	$2.16	$2.10	$1.96	$1.97	$10.36	$7.30

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions	2017	2017	2017	2017	2016
Commercial lending
Commercial
Manufacturing	$20,578	$20,658	$20,533	$20,054	$18,891
Retail/wholesale trade	17,846	18,256	18,101	17,446	16,752
Service providers	15,100	15,014	15,111	14,185	14,707
Real estate related (a)	12,496	12,174	12,179	11,690	11,920
Health care	9,739	9,659	9,541	9,603	9,491
Financial services	8,532	10,968	8,493	7,710	7,241
Transportation and warehousing	5,609	5,597	5,589	5,260	5,170
Other industries	20,627	18,991	19,010	17,817	17,192
Total commercial	110,527	111,317	108,557	103,765	101,364
Commercial real estate	28,978	29,516	29,489	29,435	29,010
Equipment lease financing	7,934	7,694	7,719	7,462	7,581
Total commercial lending	147,439	148,527	145,765	140,662	137,955
Consumer lending
Home equity	28,364	28,811	29,219	29,577	29,949
Residential real estate	17,212	16,601	16,049	15,781	15,598
Credit card	5,699	5,375	5,211	5,112	5,282
Other consumer
Automobile	12,880	12,743	12,488	12,337	12,380
Education	4,454	4,620	4,751	4,974	5,159
Other	4,410	4,432	4,551	4,383	4,510
Total consumer lending	73,019	72,582	72,269	72,164	72,878
Total loans	$220,458	$221,109	$218,034	$212,826	$210,833

(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	December 31	September 30	June 30	March 31	December 31
Three months ended - in millions	2017	2017	2017	2017	2016
Beginning balance	$2,605	$2,561	$2,561	$2,589	$2,619
Gross charge-offs:
Commercial	(46)	(39)	(48)	(53)	(61)
Commercial real estate	(15)	(6)	(2)	(1)	(4)
Equipment lease financing	(5)	(4)	(1)	(1)	(1)
Home equity	(25)	(26)	(38)	(34)	(28)
Residential real estate	(1)	(4)		(4)	(3)
Credit card	(46)	(44)	(46)	(46)	(39)
Other consumer	(71)	(62)	(59)	(59)	(58)
Total gross charge-offs	(209)	(185)	(194)	(198)	(194)
Recoveries:
Commercial	20	17	20	24	30
Commercial real estate	7	6	8	7	14
Equipment lease financing	3	2	1	1	1
Home equity	24	24	23	20	21
Residential real estate	6	4	4	4	2
Credit card	5	5	6	5	5
Other consumer	21	21	22	19	15
Total recoveries	86	79	84	80	88
Net (charge-offs) / recoveries:
Commercial	(26)	(22)	(28)	(29)	(31)
Commercial real estate	(8)		6	6	10
Equipment lease financing	(2)	(2)
Home equity	(1)	(2)	(15)	(14)	(7)
Residential real estate	5		4		(1)
Credit card	(41)	(39)	(40)	(41)	(34)
Other consumer	(50)	(41)	(37)	(40)	(43)
Total net charge-offs	(123)	(106)	(110)	(118)	(106)
Provision for credit losses	125	130	98	88	67
Net (increase) / decrease in allowance for unfunded loan commitments and letters of credit	(4)	11	1	(4)	9
Other	8	9	11	6
Ending balance	$2,611	$2,605	$2,561	$2,561	$2,589
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.22%	.19%	.20%	.23%	.20%
Allowance for loan and lease losses to total loans	1.18%	1.18%	1.17%	1.20%	1.23%
Commercial lending net charge-offs	$(36)	$(24)	$(22)	$(23)	$(21)
Consumer lending net charge-offs	(87)	(82)	(88)	(95)	(85)
Total net charge-offs	$(123)	$(106)	$(110)	$(118)	$(106)
Net charge-offs to average loans
Commercial lending	.10%	.06%	.06%	.07%	.06%
Consumer lending	.48%	.45%	.49%	.53%	.47%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	December 31	September 30	June 30	March 31	December 31
In millions	2017	2017	2017	2017	2016
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$115	$76	$86	$106	$87
Manufacturing	55	63	65	41	31
Service providers	35	48	52	44	40
Real estate related (a)	33	37	26	28	47
Financial services					1
Health care	15	23	33	23	30
Transportation and warehousing	27	15	16	3	20
Other industries	149	157	190	155	240
Total commercial	429	419	468	400	496
Commercial real estate	123	128	127	137	143
Equipment lease financing	2	3	4	12	16
Total commercial lending	554	550	599	549	655
Consumer lending (b)
Home equity	818	814	837	900	914
Residential real estate	400	423	439	473	501
Credit card	6	5	5	4	4
Other consumer
Automobile	76	71	66	61	55
Education and other	11	10	11	11	15
Total consumer lending	1,311	1,323	1,358	1,449	1,489
Total nonperforming loans (c)	1,865	1,873	1,957	1,998	2,144
OREO, foreclosed and other assets	170	194	196	214	230
Total nonperforming assets	$2,035	$2,067	$2,153	$2,212	$2,374
Nonperforming loans to total loans	.85%	.85%	.90%	.94%	1.02%
Nonperforming assets to total loans, OREO, foreclosed and other assets	.92%	.93%	.99%	1.04%	1.12%
Nonperforming assets to total assets	.53%	.55%	.58%	.60%	.65%
Allowance for loan and lease losses to nonperforming loans	140%	139%	131%	128%	121%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	October 1, 2017 -	July 1, 2017 -	April 1, 2017 -	January 1, 2017 -	October 1, 2016 -
In millions	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Beginning balance	$2,067	$2,153	$2,212	$2,374	$2,375
New nonperforming assets	307	303	436	330	518
Charge-offs and valuation adjustments	(141)	(142)	(152)	(150)	(132)
Principal activity, including paydowns and payoffs	(87)	(162)	(161)	(228)	(279)
Asset sales and transfers to loans held for sale	(40)	(38)	(58)	(42)	(57)
Returned to performing status	(71)	(47)	(124)	(72)	(51)
Ending balance	$2,035	$2,067	$2,153	$2,212	$2,374

Table 10: Largest Individual Nonperforming Assets at December 31, 2017 (a)

In millions
Ranking	Outstandings	Industry
1	$44	Wholesale Trade
2	40	Information
3	31	Wholesale Trade
4	28	Mining, Quarrying, Oil and Gas Extraction
5	25	Mining, Quarrying, Oil and Gas Extraction
6	20	Manufacturing
7	14	Manufacturing
8	14	Construction
9	14	Transportation and Warehousing
10	13	Real Estate, Rental and Leasing
Total	$243
As a percent of total nonperforming assets		12%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2017	2017	2017	2017	2016	2017	2017	2017	2017	2016
Commercial	$45	$44	$42	$62	$81.04%		.04%	.04%	.06%	.08%
Commercial real estate	27	8	4	15	5.09%		.03%	.01%	.05%	.02%
Equipment lease financing	17	4	2	19	29.21%		.05%	.03%	.25%	.38%
Home equity	78	74	61	57	64.27%		.26%	.21%	.19%	.21%
Residential real estate
Non government insured	90	75	78	62	103.52%		.45%	.49%	.39%	.66%
Government insured	61	60	51	60	56.35%		.36%	.32%	.38%	.36%
Credit card	43	40	34	32	33.75%		.74%	.65%	.63%	.62%
Other consumer
Automobile	79	71	44	35	51.61%		.56%	.35%	.28%	.41%
Education and other
Non government insured	25	30	24	22	37.28%		.33%	.26%	.24%	.38%
Government insured	80	80	93	94	103.90%		.88%	1.00%	1.00%	1.07%
Total	$545	$486	$433	$458	$562.25%		.22%	.20%	.22%	.27%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2017	2017	2017	2017	2016	2017	2017	2017	2017	2016
Commercial	$25	$28	$26	$29	$20.02%		.03%	.02%	.03%	.02%
Commercial real estate	2	13	1	6	2.01%		.04%	.00%	.02%	.01%
Equipment lease financing	1	3	4		1.01%		.04%	.05%		.01%
Home equity	26	31	24	23	30.09%		.11%	.08%	.08%	.10%
Residential real estate
Non government insured	21	17	14	23	18.12%		.10%	.09%	.15%	.12%
Government insured	53	54	55	54	50.31%		.33%	.34%	.34%	.32%
Credit card	26	25	20	21	21.46%		.47%	.38%	.41%	.40%
Other consumer
Automobile	20	16	12	10	12.16%		.13%	.10%	.08%	.10%
Education and other
Non government insured	12	15	9	11	12.14%		.17%	.10%	.12%	.12%
Government insured	52	53	54	50	66.59%		.59%	.58%	.53%	.68%
Total	$238	$255	$219	$227	$232.11%		.12%	.10%	.11%	.11%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2017	2017	2017	2017	2016	2017	2017	2017	2017	2016
Commercial	$39	$47	$50	$40	$39.04%		.04%	.05%	.04%	.04%
Commercial real estate			2					.01%
Residential real estate
Non government insured	24	12	11	10	24.14%		.07%	.07%	.06%	.15%
Government insured	462	406	400	422	476	2.68%	2.45%	2.49%	2.67%	3.05%
Credit card	45	38	36	37	37.79%		.71%	.69%	.72%	.70%
Other consumer
Automobile	8	5	4	5	5.06%		.04%	.03%	.04%	.04%
Education and other
Non government insured	11	9	8	9	10.12%		.10%	.09%	.10%	.10%
Government insured	148	161	163	176	191	1.67%	1.78%	1.75%	1.88%	1.98%
Total	$737	$678	$674	$699	$782.33%		.31%	.31%	.33%	.37%

(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Our mortgage servicing operation performs all functions related to servicing residential mortgage loans for investors and for loans we own. Brokerage, investment management and cash management products and services include managed accounts, education accounts, retirement accounts and trust and estate services.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally. We offer certain products and services internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2017, our economic interest in BlackRock was 22%.

Table 14: Period End Employees (a)

	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Full-time employees
Retail Banking	29,604	29,486	29,463	29,606	29,491
Other full-time employees	20,754	20,637	20,399	20,065	19,869
Total full-time employees	50,358	50,123	49,862	49,671	49,360
Part-time employees
Retail Banking	2,368	2,422	2,554	2,492	2,458
Other part-time employees	180	223	540	192	188
Total part-time employees	2,548	2,645	3,094	2,684	2,646
Total	52,906	52,768	52,956	52,355	52,006

(a) See note (a) on page 11. In each of the second and third quarters of 2017, certain personnel were moved from Other into Retail Banking. Prior periods have been revised to reflect these changes.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b) (c)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2017	2017	2017	2017	2016	2017	2016
Income (loss)
Retail Banking	$(145)	$232	$230	$213	$228	$530	$1,023
Corporate & Institutional Banking	937	525	518	484	545	2,464	1,909
Asset Management Group	56	47	52	47	55	202	210
Other, including BlackRock (d)	1,243	322	297	330	219	2,192	843
Net income	$2,091	$1,126	$1,097	$1,074	$1,047	$5,388	$3,985

Revenue
Retail Banking	$1,535	$1,819	$1,784	$1,724	$1,775	$6,862	$7,204
Corporate & Institutional Banking	1,502	1,479	1,478	1,363	1,393	5,822	5,347
Asset Management Group	297	292	290	289	288	1,168	1,151
Other, including BlackRock (d)	926	535	508	508	418	2,477	1,460
Total revenue	$4,260	$4,125	$4,060	$3,884	$3,874	$16,329	$15,162

(a)
Effective for the first quarter of 2017, as a result of changes to how we manage our businesses, we realigned our segments and, accordingly, have changed the basis of presentation of our segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock. For purposes of this presentation, we have combined BlackRock with Other. All 2016 prior periods presented were revised to conform to the new segment alignment.

(b)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. We periodically refine our internal methodologies as management reporting practices are enhanced. In the first quarter of 2017, we made certain adjustments to our internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits. These changes in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in Other. All 2016 prior periods presented were revised to reflect our change in internal funds transfer pricing methodology.

(c)
The fourth quarter and full year 2017 results benefited from the new federal tax legislation. Our business segment results for these periods reflect the allocation of the impact of the new tax legislation to our business segments, including the revaluation of our deferred taxes. Certain tax legislation amounts are considered reasonable estimates as of December 31, 2017. As a result, the amounts could be adjusted during the measurement period, which will end in December 2018.

(d)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2017	2017	2017	2017	2016	2017	2016
Income Statement
Net interest income	$1,190	$1,176	$1,139	$1,121	$1,120	$4,626	$4,511
Noninterest income	345	643	645	603	655	2,236	2,693
Total revenue	1,535	1,819	1,784	1,724	1,775	6,862	7,204
Provision for credit losses	149	77	50	71	87	347	297
Noninterest expense	1,391	1,375	1,370	1,315	1,328	5,451	5,291
Pretax earnings (loss)	(5)	367	364	338	360	1,064	1,616
Income taxes	140	135	134	125	132	534	593
Earnings (loss)	$(145)	$232	$230	$213	$228	$530	$1,023
Average Balance Sheet
Loans held for sale	$819	$802	$730	$843	$1,060	$799	$942
Loans
Consumer
Home equity	$24,933	$25,173	$25,413	$25,601	$25,768	$25,278	$26,204
Automobile	12,767	12,484	12,220	12,146	11,868	12,407	11,248
Education	4,567	4,723	4,913	5,131	5,289	4,832	5,562
Credit cards	5,450	5,280	5,137	5,121	5,099	5,248	4,889
Other	1,793	1,787	1,760	1,756	1,762	1,773	1,789
Total consumer	49,510	49,447	49,443	49,755	49,786	49,538	49,692
Commercial and commercial real estate	10,513	10,630	10,925	11,006	11,082	10,767	11,410
Residential mortgage	12,950	12,382	11,918	11,688	11,169	12,238	10,682
Total loans	$72,973	$72,459	$72,286	$72,449	$72,037	$72,543	$71,784
Total assets	$88,883	$88,642	$88,671	$87,109	$86,133	$88,663	$85,871
Deposits
Noninterest-bearing demand	$30,344	$30,222	$29,540	$29,010	$29,422	$29,788	$28,364
Interest-bearing demand	40,954	40,762	41,465	40,649	39,170	40,958	38,584
Money market	33,922	35,671	37,523	39,321	41,009	36,592	44,855
Savings	41,536	39,908	38,358	35,326	32,111	38,802	27,340
Certificates of deposit	12,554	12,962	13,304	13,735	14,150	13,135	14,770
Total deposits	$159,310	$159,525	$160,190	$158,041	$155,862	$159,275	$153,913
Performance Ratios
Return on average assets	(.65)%	1.04%	1.04%	.99%	1.05%	.60%	1.19%
Noninterest income to total revenue	22%	35%	36%	35%	37%	33%	37%
Efficiency	91%	76%	77%	76%	75%	79%	73%

(a)	See notes (a) and (c) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2017	2017	2017	2017	2016	2017	2016
Supplemental Noninterest Income Information
Consumer services	$279	$273	$277	$250	$269	$1,079	$1,061
Brokerage	$81	$77	$78	$76	$73	$312	$295
Residential mortgage	$29	$104	$104	$113	$142	$350	$567
Service charges on deposits	$177	$174	$163	$154	$165	$668	$639
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$127	$129	$131	$130	$125
Serviced portfolio acquisitions	$1	$2	$8	$8	$3	$19	$19
MSR asset value (b)	$1.2	$1.2	$1.2	$1.3	$1.2
MSR capitalization value (in basis points) (b)	92	95	95	97	94
Servicing income: (in millions)
Servicing fees, net (c)	$45	$46	$44	$52	$42	$187	$192
Mortgage servicing rights valuation, net of economic hedge	$(60)	$7	$11	$12	$35	$(30)	$92
Residential mortgage loan statistics
Loan origination volume (in billions)	$2.4	$2.5	$2.2	$1.9	$3.0	$9.0	$10.6
Loan sale margin percentage	2.71%	2.80%	2.74%	2.96%	2.79%	2.80%	3.17%
Percentage of originations represented by:
Purchase volume (d)	50%	57%	61%	43%	33%	53%	40%
Refinance volume	50%	43%	39%	57%	67%	47%	60%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	54%	54%	52%	52%	51%	53%	49%
Digital consumer customers (f)	63%	62%	62%	61%	60%	62%	58%
Credit-related statistics
Nonperforming assets	$1,129	$1,126	$1,149	$1,209	$1,257
Net charge-offs	$99	$85	$87	$100	$90	$371	$351
Other statistics
ATMs	9,051	8,987	8,972	8,976	9,024
Branches (g)	2,459	2,474	2,481	2,508	2,520
Universal branches (h)	512	517	518	527	526
Brokerage account client assets (in billions) (i)	$49	$48	$46	$46	$44

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)
Presented as of period end, except for customer-related statistics which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and year-ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Included in total branches, represents branches operating under our Universal model.

(i)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2017	2017	2017	2017	2016	2017	2016
Income Statement
Net interest income	$898	$924	$890	$839	$864	$3,551	$3,312
Noninterest income	604	555	588	524	529	2,271	2,035
Total revenue	1,502	1,479	1,478	1,363	1,393	5,822	5,347
Provision for credit losses (benefit)	(14)	62	87	25	(3)	160	177
Noninterest expense	643	599	602	584	567	2,428	2,222
Pretax earnings	873	818	789	754	829	3,234	2,948
Income taxes (benefit)	(64)	293	271	270	284	770	1,039
Earnings	$937	$525	$518	$484	$545	$2,464	$1,909
Average Balance Sheet
Loans held for sale	$845	$917	$716	$1,116	$965	$898	$868
Loans
Commercial	$100,726	$98,794	$96,012	$92,116	$90,816	$96,937	$88,934
Commercial real estate	27,259	27,559	27,575	27,091	27,124	27,372	26,677
Equipment lease financing	7,670	7,704	7,602	7,497	7,398	7,619	7,463
Total commercial lending	135,655	134,057	131,189	126,704	125,338	131,928	123,074
Consumer	107	222	278	331	352	233	424
Total loans	$135,762	$134,279	$131,467	$127,035	$125,690	$132,161	$123,498
Total assets	$151,721	$150,948	$148,267	$142,592	$142,325	$148,414	$140,309
Deposits
Noninterest-bearing demand	$48,116	$47,180	$46,327	$47,423	$49,772	$47,264	$48,072
Money market	23,992	23,413	21,321	21,086	22,569	22,464	22,543
Interest-bearing demand and other	17,247	16,879	16,016	15,391	16,190	16,389	13,943
Total deposits	$89,355	$87,472	$83,664	$83,900	$88,531	$86,117	$84,558
Performance Ratios
Return on average assets	2.45%	1.38%	1.40%	1.38%	1.52%	1.66%	1.36%
Noninterest income to total revenue	40%	38%	40%	38%	38%	39%	38%
Efficiency	43%	41%	41%	43%	41%	42%	42%
Other Information
Consolidated revenue from: (b)
Treasury Management (c)	$401	$384	$372	$359	$358	$1,516	$1,348
Capital Markets (c)	$271	$231	$268	$247	$208	$1,017	$808
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$42	$22	$38	$13	$50	$115	$127
Commercial mortgage loan servicing income (e)	59	56	55	58	62	228	248
Commercial mortgage servicing rights valuation, net of economic hedge (f)	13	6	19	16	22	54	44
Total	$114	$84	$112	$87	$134	$397	$419
Average Loans (by C&IB business)
Corporate Banking	$57,064	$56,867	$54,937	$53,839	$52,920	$55,701	$51,392
Real Estate	38,949	38,516	38,318	37,136	37,262	38,235	36,493
Business Credit	16,612	16,097	15,645	14,839	14,741	15,804	14,763
Equipment Finance	13,912	13,744	13,481	12,478	12,096	13,408	11,826
Commercial Banking	6,957	7,042	7,124	7,041	6,914	7,028	7,159
Other	2,268	2,013	1,962	1,702	1,757	1,985	1,865
Total average loans	$135,762	$134,279	$131,467	$127,035	$125,690	$132,161	$123,498
MSR asset value (g)	$668	$628	$618	$606	$576
Credit-related statistics
Nonperforming assets (g)	$531	$549	$586	$546	$691
Net charge-offs	$29	$22	$21	$21	$17	$93	$180

(a)	See notes (a) and (c) on page 11.

(b)	Represents consolidated amounts.

(c)	Includes amounts reported in net interest income and noninterest income, predominantly in corporate service fees.

(d)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(e)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to time decay and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(f)	Includes amounts reported in corporate service fees.

(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2017	2017	2017	2017	2016	2017	2016
Income Statement
Net interest income	$71	$72	$73	$71	$73	$287	$300
Noninterest income	226	220	217	218	215	881	851
Total revenue	297	292	290	289	288	1,168	1,151
Provision for credit losses (benefit)	7	3	(7)	(2)	(6)	1	(6)
Noninterest expense	217	214	215	217	207	863	825
Pretax earnings	73	75	82	74	87	304	332
Income taxes	17	28	30	27	32	102	122
Earnings	$56	$47	$52	$47	$55	$202	$210
Average Balance Sheet
Loans
Consumer	$4,894	$4,977	$5,089	$5,113	$5,266	$5,018	$5,436
Commercial and commercial real estate	745	680	700	728	738	715	754
Residential mortgage	1,433	1,330	1,246	1,190	1,137	1,301	1,058
Total loans	$7,072	$6,987	$7,035	$7,031	$7,141	$7,034	$7,248
Total assets	$7,545	$7,464	$7,516	$7,476	$7,597	$7,511	$7,707
Deposits
Noninterest-bearing demand	$1,609	$1,464	$1,468	$1,433	$1,497	$1,528	$1,431
Interest-bearing demand	3,517	3,469	3,704	3,829	3,844	3,628	4,013
Money market	2,863	3,058	3,219	3,500	3,682	3,158	4,128
Savings	4,282	3,961	3,770	3,768	3,113	3,947	2,303
Other	288	237	230	246	272	250	275
Total deposits	$12,559	$12,189	$12,391	$12,776	$12,408	$12,511	$12,150
Performance Ratios
Return on average assets	2.94%	2.50%	2.78%	2.55%	2.87%	2.69%	2.72%
Noninterest income to total revenue	76%	75%	75%	75%	75%	75%	74%
Efficiency	73%	73%	74%	75%	72%	74%	72%
Other Information
Nonperforming assets (b)	$49	$45	$49	$51	$53
Net charge-offs	$(1)	$3	$1	$1	$2	$4	$9
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$151	$146	$141	$141	$137
Nondiscretionary client assets under administration	131	129	125	123	120
Total	$282	$275	$266	$264	$257
Discretionary client assets under management
Personal	$94	$90	$89	$87	$85
Institutional	57	56	52	54	52
Total	$151	$146	$141	$141	$137

(a)	See notes (a) and (c) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under the fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Transitional Basel III common equity Tier 1 capital – Common equity Tier 1 capital calculated under Basel III using phased in definitions and deductions applicable to us during the related presentation period and standardized approach risk-weighted assets.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.